Exhibit 10.29

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.	Exhibit 10.29

TERMINATION AGREEMENT

Dated November 30, 2011

By and Between

Idera Pharmaceuticals, Inc.

And

Merck KGaA

concerning the “License Agreement between Idera Pharmaceuticals, Inc. and Merck

KGaA” dated December 18, 2007 as amended

THIS TERMINATION AGREEMENT (the “Agreement”) is dated as of November 30, 2011 (the “Effective Date”) by and between Idera Pharmaceuticals, Inc., a corporation organized under the laws of Delaware having its place of business at 167 Sidney Street, Cambridge, MA 02139, United States (“Idera”) and Merck KGaA, a general partnership limited by shares organized under German law having a place of business at Frankfurter Strasse 250, 64293 Darmstadt, Germany (“Merck”). Idera and Merck may be referred to herein as a “Party” or, collectively, as “Parties”.

RECITALS:

WHEREAS Idera and Merck have entered into a license agreement on December 18, 2007 concerning the Field (as defined in the License Agreement) (the “License Agreement”);

WHEREAS Idera and Merck amended the License Agreement as of 12 February 2009;

WHEREAS the Parties intend for the rights granted to Merck under the License Agreement to revert back to Idera in accordance with this Agreement;

WHEREAS the sponsorship of the Studies (as defined in Article 1.11 below) cannot be transferred from Merck to Idera for regulatory and contractual reasons and as such, the Parties intend for Merck to remain as the sponsor (the “Sponsor”) of the Studies until their completion;

WHEREAS the Parties intend for Merck, as Sponsor, to continue the Merck Activities (as defined in Article 1.7 below) regarding the Studies as set forth in this Agreement;

WHEREAS the Parties intend for Merck to have the rights, under Idera’s rights, that are required for Merck to conduct and complete the Merck Activities;

WHEREAS the Parties intend for Idera to (i) take over the Idera Activities (as defined in Article 1.5 below) and (ii) reimburse Merck for its Third-Party cost for specified Merck Activities, as set forth in this Agreement;

WHEREAS the Parties intend for Idera to pay the Milestones (as defined in Article 1.8 below) to Merck according to the terms set forth in this Agreement;

WHEREAS the Parties intend for Idera to have rights to use Merck IP under conditions set forth in this Agreement;

WHEREAS the transfer of the Program (as defined in Article 1.9 below) shall be as set forth in this Agreement;

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

Article 1

DEFINITIONS

1.1        Definitions. Except as otherwise explicitly stated herein, initially capitalized terms used but not otherwise defined herein will have the meanings defined for them in the License Agreement. In addition to the terms defined above and other terms defined in other Articles of this Agreement the following initially capitalized terms have the meanings set forth below for purposes of this Agreement:

1.2        “Alphalytik” means the contract research laboratory Alphalytik Pharmaservice GmbH, which is performing the stability studies set forth in Article 3.5.

1.3        “Business Days” means a day (other than a Saturday or Sunday) when banks are open for business in the city of London, United Kingdom.

1.4        “ICON” means ICON Clinical Research Limited, with its principal executive offices located at South County Business Park, Leopardstown, Dublin 18, Ireland , which is the clinical research organization carrying out the Study 006 on Merck´s behalf.

1.5 “Idera	Activities” means the activities to be performed by Idera as set forth in Schedule 1.5.

1.6        “Merck IP” shall mean the intellectual property rights owned or developed by Merck or its Affiliates under the License Agreement, which are further clarified in Section 2.5 below and are set forth in Schedule 1.6.

1.7 “Merck	Activities” shall mean the activities to be performed by Merck, as set forth in Schedule 1.5.

1.8 “Milestones”	shall mean the milestone payments as set forth in Article 5.2.

1.9 “Program”	shall mean the development program for IMO-2055.

1.10 “Sponsor”	shall mean Merck KGaA or its Affiliate, EMD Serono, as the case may be.

1.11 “Studies”	shall mean the following clinical studies:

•	Study -005 (Phase I study of PK, PD and safety of IMO-2055 in healthy subjects);

•	Study -200 (Phase Ib of erlotinib plus bevacizumab and IMO-2055 in patients with NSCLC who have progressed following initial chemotherapy);

•	Study -007 (Phase Ib of EMD 1201081 in combination with 5-FU/cisplatin and cetuximab in 1st line subjects with r/m SCCHN);

•	Study -210 (Phase Ib of FOLFIRI plus cetuximab plus IMO-2055 in patients with CRC who have progressed following chemotherapy); and

•	Study -006 (as defined in Article 1.12 below).

1.12        “Study -006” shall mean the study -006 (Phase II randomized controlled trial exploring efficacy of EMD 1201081 in combination with cetuximab in 2nd Line cetuximab-naive subjects with r/m SCCHN).

1.13 “Trademark”	shall mean Merck’s trademark IMOxine in certain countries of the world.

1.14        “IMO-2055” shall mean the TLR9 agonist licensed by Idera to Merck under the License Agreement and identified by Idera compound number IMO-2055 and Merck compound number EMD1021081.

Article 2

TRANSFER AND GRANT OF RIGHTS

2.1        Termination of Licensed Rights. As of the Effective Date of this Agreement and for the mutual convenience of both Parties, the License Agreement as amended shall be terminated and all rights and obligations granted thereunder shall end, except for those rights and obligations that survive termination according to this Agreement or to Article 10.4(a) of the License Agreement.

2.2        Limited Grant of Rights. Idera hereby grants to Merck the temporary right, under Idera’s rights, to complete the conduct of the Studies and Merck Activites, and any activities that may be required by Regulatory Authorities in respect of the Studies and Merck Activities. Such rights shall automatically terminate individually for each of the Studies and the Merck Activities as such are completed. For clarity, if Idera licenses IMO-2055 to a third party before the end of Merck Activities, Idera will ensure that such license does not limit Merck’s rights under this Agreement.

2.3        Merck Indemnification. In addition to any indemnification obligations remaining under the License Agreement, Merck shall indemnify, defend and hold Idera and its Affiliates and each of their respective employees, officers, directors, and agents (the “Idera Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees) to the extent arising out of Third Party claims or suits related to the Merck Activities; provided, however, that Merck’s obligations pursuant to this Section 2.4 shall not apply to the extent such claims or suits result from the negligence or willful misconduct of any of the Idera Indemnitees.

2.4        Idera Indemnification. In addition to any indemnification obligations remaining under the License Agreement, Idera shall indemnify, defend and hold Merck and its Affiliates and each of their respective employees, officers, directors, and agents (the “Merck Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees) to the extent arising out of Third Party claims or suits related to (i) the Idera Activities; and (ii) to any and all of Idera`s or its Affiliates or Third Party activities as regards the Licensed Product after the transfer of the Program; provided, however, that Idera’s obligations pursuant to this Section 2.5 shall not apply to the extent such claims or suits result from the negligence or willful misconduct of any of the Merck Indemnitees. As between Idera and Merck, after the Merck Activities are completed, Idera shall be solely responsible for the further research, development and commercialization of the Licensed Product, including but not limited to the use of any information and data generated by Merck under the License Agreement and this Agreement or as a result of its use of the Licensed Product.

2.5        License Grant to Merck IP. Merck has established certain new processes with regard to the formulation and manufacture of the Licensed Product and now possesses certain Merck IP related thereto. Such processes are materially different than those previously established by Idera. As of the Effective Date, Merck also holds the Trademark in certain countries around the World. The new formulation/manufacture process and the Trademark are considered the Merck IP. Subject to Idera’s decision under Article 4 to purchase Licensed Product manufactured with Merck IP, Merck hereby grants to Idera the option to take a worldwide, non-exclusive, royalty-bearing license (with a right to sublicense) to the Merck IP, excluding the Trademark, under the conditions set forth in Schedule 10.4 (c) Part I (F) Part II B No. 2 and 4 of the License Agreement. Additionally, Idera shall have the option to acquire a worldwide, exclusive, royalty-bearing license (with a right to sublicense) to the Trademark under the conditions set forth in Schedule 10.4 (c) Part I (G) Part II B No. 3 and 4 of the License Agreement if within [**] Business Days after the Effective Date Idera notifies Merck in writing that it elects to exercise its option. If Idera does not so notify Merck, this option shall expire and Merck shall not be obliged to maintain the Trademark after that. Should Idera elect to use the Trademark, then the financial obligations of maintenance as of the Trademark option exercise shall be carried by Idera.

Article 3

RESPONSIBILITIES

3.1        Sponsor of Studies. Merck shall remain the Sponsor of all Studies until finalization of such Studies or until transferred according to Article 3.7.

3.2        Merck Activities. Merck shall be responsible for finalization of the non-clinical studies outlined in Schedule 3.4 and the Studies, for the benefit of Idera. The Merck Activities shall be considered to be fulfilled when the activities listed in Schedule 3.4 have been completed. Merck shall carry out the activities that are listed as Merck Activities in Schedule 1.5 using Commercially Reasonable Efforts. Idera shall be permitted to provide input on the Study 006 and Merck shall reasonably consider Idera’s input in carrying out the Merck Activities. The timelines shown in Schedule 3.4 are those that Merck currently considers reasonable. In the event Merck reasonably anticipates that a delay beyond [**] Business Days will occur, Merck will promptly contact Idera and the Parties will reasonably consider a path forward.

3.3        Communication with Regulatory Authorities. Merck shall remain responsible for any and all communication with Regulatory Authorities with respect to the Studies.

3.4        Transfer of Documents.

a)

In fulfillment of Merck´s obligations under Schedule 10.4(c) A-E of the License Agreement, Merck shall transfer to Idera copies of the documents set forth in Schedule 3.4 in accordance with the timelines indicated therein, with Merck remaining the owner of such documents. If Idera wishes to obtain copies of additional documents that are not covered by Schedule 10.4(c) A-E of the License Agreement, provision of such documents shall be at Merck´s sole discretion and Idera shall bear the reasonable costs for copying and transfer of such documents. Idera may use all documents transferred by Merck and the information contained therein as it sees fit for any of its business purposes, including making press releases related to the data from the Studies. Idera’s use of information contained in documents transferred according to this section 3.4(a) shall be at its own risk and responsibility. For clarity, the aforementioned right to use documents does not include a license to use the Merck name, logo, trademark or other Merck proprietary mark, or any Merck IP.

b)	If needed for the advancement of IMO-2055, Merck agrees to provide Idera or its licensee with a letter to be submitted to a Regulatory Authority permitting cross reference with Merck’s or its Affiliate’s existing IND application and its ex-USA equivalent(s) for IMO-2055. The foregoing does not imply an obligation on Merck to maintain or not to terminate such application(s), unless such has been agreed in writing between Merck and Idera.

3.5        CMC Activities. As part of winding-down the Studies and the manufacturing activities related thereto, Merck will discontinue all activities related to drug substance-, formulation- and analytical development of all Compounds and Follow-on Compounds. Discontinuing formulation development includes Merck’s short term stability studies after 9-months stability data become available from Alphalytik. Upon Idera´s request, and subject to Idera´s willingness to take on all subsequent costs and duties associated with such stability studies, Merck is willing to provide reasonable assistance to Idera to enable continuation of the ongoing stability studies beyond the 9-month timepoint. Idera will inform Merck within [**] days after the Effective Date if it wants to assume the responsibility of conducting the stability studies beyond 9 months. In any event, Merck shall not be liable to Idera for any failure of Idera to enter into a contract with Alphalytik. Furthermore, Merck´s assistance will be limited to reasonable efforts to establish contact and mediate a handover within [**] months following the Effective Date, but shall not include any continuation of technical activities such as laboratory work.

3.6.        Idera Activities. Idera shall carry out the activities that are listed as Idera Activities in Schedule 1.5 using Commercially Reasonable Efforts.

3.7        Transfer of Sponsorship. If at any time while Merck is conducting Study -006, Idera or a licensee of Idera has the ability to assume the role as sponsor of such trial and it is feasible from a regulatory perspective to transfer sponsorship, then Idera, in its sole discretion, may contact Merck and the Parties will work reasonably and diligently to implement the transfer of such sponsorship, with Idera or its licensee assuming all future, third-party costs for conducting the Study -006 beginning on the effective date of the sponsorship transfer. For clarity, Idera or its licensee shall cover any additional costs, including but not limited to Merck’s internal costs, caused by the transfer of sponsorship.

3.8        Publication(s). For any publication or press release related to any of the Studies, the publishing Party agrees to provide the non-publishing Party with advance notice of [**] Business Days for publications and [**] Business Days for press releases. The non-publishing Party may review and comment on such publication or press release during the corresponding advance notice period and the publishing Party agrees to reasonably consider such comments in preparing the final version of the publication or press release.

Article 4

SUPPLY OF LICENSED PRODUCT

As set forth in Schedule 10.4 (c) Part I (E) of the License Agreement, Merck agrees to supply to Idera , upon request and payment, and for a period of up to [**] months following the Effective Date, with its available and existing stock of Compounds, Follow-on Compounds, and Licensed Product. A list of available Compounds, Follow-on Compounds, and Licensed Product and the fully burdened cost thereof (but excluding the [**]% mark up due under Schedule 10.4 (c) (E) that is applicable to delivery of Compounds, Follow-on Compounds or Licensed Product) is attached to this Agreement as Schedule 4. Idera shall be able to obtain any or all of the listed stocks and if purchased, Merck shall provide Idera or its designee with the Merck IP (excluding the Trademark) with respect to the manufacture of each such Compound, Follow-on Compound or Licensed Product. The Parties recognize and agree that certain Compounds, Follow-on Compounds, and Licensed Products were manufactured without using Merck IP and only those Compounds, Follow-on Compounds, and Licensed Products manufactured using Merck IP shall be subject to the Reverse Royalty set forth in Section 5.4. The Parties recognize and agree that Idera may, without relying upon or using any Merck IP, develop new manufacturing processes that may be similar or the same as the manufacturing processes included in the Merck IP. If Idera develops such manufacturing process without relying upon or using any Merck IP, then no Reverse Royalties will be due on Compounds, Follow-on Compounds, or Licensed Products manufactured by Idera with that manufacturing process. For clarity, if Idera purchases Compound, Follow-on Compound or Licensed Product manufactured with Merck IP, Idera is obliged to take a license to Merck IP and the Reverse Royalities in Article 5.3 will be due if such Merck IP is used for Compound, Follow-on Compound or Licensed Product. Merck will destroy those materials listed in Schedule 4 not purchased by Idera within a reasonable time following [**] months of the Effective Date, and Idera´s option to take a worldwide license to the Merck IP, excluding the Trademark, will expire.

Article 5

PAYMENTS

5.1        CRO Costs. As consideration for the early return of rights and achievements under the License Agreement, Idera agrees to reimburse Merck for its Third-Party contract research organization, ICON, costs to a maximum of €1,816,391 for the Study 006. The reimbursement schedule is as set forth below:

Monthly reimbursements of €165,126 to be invoiced by Merck to Idera beginning 1st March 2012 and ending 1st December 2012 (10 invoices).

Upon completion of all Merck Activities, other than publications (1 invoice)        €165,131. Merck shall be responsible for any costs for Study -006 in excess of €1,816,391, unless such excess costs are the result of additional work requested by Idera and agreed upon in writing by Merck. In which case, Idera shall be responsible for paying those excess external and Merck internal costs of additional work that Merck agreed to perform. Merck shall provide Idera with an invoice (i) on the 1st day of the corresponding month for the monthly payments and (ii) within thirty days after completing all of the Merck Activities for the final payment. Idera shall pay invoiced amounts within [**] days after receipt of an invoice from Merck to the bank account specified in such invoice. Merck shall remain responsible for any costs in excess of those identified in this Article 5.1.

5.2        Milestones. As consideration for Merck’s achievement under the License Agreement, Idera shall pay, or cause to be paid to Merck, a one-time payment for the achievement by Idera of each of the milestone events set forth below (the “Milestones”). Idera shall promptly notify Merck in writing of the occurrence of any such Milestone event and Merck shall subsequently provide Idera with an invoice for the amount due. Such Milestone payments shall accrue on the achievement of the applicable milestone event and shall be paid by Idera within [**] days after receiving Merck’s invoice for such Milestone event.

Upon partnering of IMO-2055 (whether with or without other compounds)	€1,000,000
Upon Initiation of any Phase II or Phase III Clinical Trial for IMO-2055	€1,000,000
Upon Regulatory submission of IMO-2055 in any country	€1,000,000

The partnering of IMO-2055 Milestone shall be accomplished when an agreement relating to IMO-2055 is signed between Idera and any Third Party.

5.3        Reverse Royalties. Part II of Schedule 10.4 (c) of the License Agreement shall be terminated as regards Part II A (the “Licensor First Commercial Sale” milestone) and Part II B No. 1 (Royalty Payments as regards the use of clinical data). Reverse Royalties as set forth in Schedule 10.4 (c) Part II No. 2, 3 and 4 shall be due for Idera’s, its Affiliates, or its sublicensee’s use of the Merck IP.

5.4        Late Payments. All payments under this Agreement shall earn interest from the date due until paid at a rate per annum of [**] percent ([**]%).

5.5        Taxes. All payments shall be made without any deductions. However, if applicable law or regulations require Idera to withhold taxes on such payments, Idera may deduct such taxes; provided, however, that, Idera shall (i) promptly notify Merck of such requirement, (ii) remit such amount to the proper tax authorities and (iii) provide Merck with the necessary tax receipts in a timely manner. Provided that Merck cooperates with Idera in benefiting from the reduced withholding tax rate set forth in the Double Taxation Convention existing between Germany and the USA, the deductions may not exceed the withholding tax rate mentioned in the Double Taxation Convention. Any additional taxes, duties and other deductions shall have to be borne by Idera.

It is understood and agreed between the Parties that any amounts mentioned under this Agreement and to be paid by Idera to Merck are exclusive of any value added or similar tax. If any such tax is imposed upon any payments made by Idera under this Agreement, Idera shall pay such tax to Merck in addition to the amount mentioned under this Agreement upon reception of a proper tax invoice from Merck where any value added tax amount is shown separately.

Article 6

CONFIDENTIALITY

6.1        Confidentiality Obligations. Each Party agrees that such Party shall, and shall ensure that its Affiliates and their respective officers, directors, employees and agents shall, keep completely confidential and not publish or otherwise disclose and not use for any purpose except as expressly permitted hereunder any Confidential Information disclosed to it by the other Party pursuant to this Agreement. The foregoing obligations shall not apply to any Confidential Information disclosed by a Party hereunder to the extent that the receiving Party can demonstrate that such Confidential Information:

(a)        was already known to the receiving Party or its Affiliates, other than under an obligation of confidentiality, at the time of disclosure;

(b)        was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c)        became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d)        was subsequently lawfully disclosed to the receiving Party or its Affiliates by a Third Party without an obligation of confidentiality other than in contravention of a confidentiality obligation of such Third Party to the disclosing Party; or

(e)        was developed or discovered by employees or agents of the receiving Party or its Affiliates who had no access to the Confidential Information of the disclosing Party.

Notwithstanding the above obligations of confidentiality and non-use, a Party may disclose information to the extent that such disclosure is reasonably necessary in connection with:

(i)      filing or prosecuting patent applications;

(ii)     prosecuting or defending litigation;

(iii)    conducting pre-clinical studies or Clinical Trials;

(iv)    seeking Regulatory Approval of the Licensed Product in the Field;

(v)     seeking advice from business, legal and financial advisors, on the condition that such business, legal and financial advisors agree to be bound by confidentiality and non-use obligations at least as strict as those contained in this Agreement; or

(vi)    complying with applicable Law, including securities Law and the rules of any securities exchange or market on which a Party’s securities are listed or traded.

In making any disclosures set forth in clauses (i) through (vi) above, the disclosing Party shall, where reasonably practicable, give such advance notice to the other Party of such disclosure requirement as is reasonable under the circumstances and will use its reasonable efforts to cooperate with the other Party in order to secure confidential treatment of such Confidential Information required to be disclosed. In addition, in connection with any permitted filing by either Party of this Agreement with any Governmental Body, including but not limited to the U.S. Securities and Exchange Commission, the filing Party shall endeavor to obtain confidential treatment of economic, trade secret information and such other information as may be requested by the other Party, and shall provide the other Party with the proposed confidential treatment request with reasonable time for such other Party to provide comments, and shall include in such confidential treatment request all reasonable comments of the other Party.

Notwithstanding any confidentiality provisions of the License Agreement or this Agreement, Idera shall have the right to use all data and information arising from the Studies without any confidentiality obligations to Merck or its Affiliates. For clarity, this does not allow for the use of Merck name , trademark, trade name and/or logo or that of any Merck Affiliate unless other provisions of this Agreement allow for it.

6.2        Press Releases and Disclosure. Upon execution of this Agreement, Idera shall have the right to issue the press release attached hereto as Schedule 6.2. Subject to the foregoing sentence, no other disclosure of the existence, or the terms, of this Agreement may be made by either Party, and neither Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by Law.

Article 7

REPRESENTATION AND WARRANTY

7.1        Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date:

(a) such Party is duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization;

(b) such Party has taken all action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;

(c) this Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement, except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and by general equitable principles. The execution, delivery and performance of this Agreement by such Party does not conflict with, breach or create in any Third Party the right to accelerate, terminate or modify any agreement or instrument to which such Party is a party or by which such Party is bound, and does not violate any Law of any Governmental Body having authority over such Party;

(d) such Party has all right, power and authority to enter into this Agreement, to perform its obligations under this Agreement; and

(e) no consent by any Third Party or Governmental Body is required with respect to the execution and delivery of this Agreement by such Party or the consummation by such Party of the transactions contemplated hereby.

[**].

7.2        No Warranty. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY HERETO MAKES ANY REPRESENTATION AND EXTENDS NO WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED.

Article 8

MISCELLANEOUS PROVISIONS

8.1        Relationship of the Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, joint venture or employer-employee relationship between the Parties.

8.2        Assignment.

(a) Idera may assign this Agreement, in whole or in part, to any Third Party without the consent of Merck. Idera shall give written notice to Merck promptly following any such assignment.

(b) Merck may assign this Agreement, in whole or in part, to any Affiliate or Third Party without the consent of Idera. Merck shall give written notice to Idera promptly following any such assignment.

(c) No assignment under this Article 13.2 shall relieve the assigning Party of any of its responsibilities or obligations hereunder and provided, further, that as a condition of such assignment, the assignee shall agree to be bound by all obligations of the assigning party hereunder.

(d) This Agreement shall be binding upon the successors and permitted assigns of the Parties.

(e) Any assignment not in accordance with this Article 8.2 shall be void.

8.3        Performance by Affiliates. Merck shall have the right to have any of its obligations hereunder performed, or its rights hereunder exercised, by, any of its Affiliates and the performance of such obligations by any such Affiliate(s) shall be deemed to be performance by Merck; provided, however, Merck shall be responsible for ensuring the performance of its obligations under this Agreement and that any failure of any Affiliate performing obligations of Merck hereunder shall be deemed to be a failure by Merck to perform such obligations.

8.4        Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

8.5        Accounting Procedures. Each Party shall calculate all amounts hereunder and perform other accounting procedures required hereunder and applicable to it in accordance with either, as applicable (a) United States generally accepted accounting principles (US GAAP) or (b) International Financial Reporting Standards (IFRS), whichever is normally used by such Party to calculate its financial position, and in each case consistently applied by such Party.

8.6        Force Majeure. Neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by acts of God, earthquake, riot, civil commotion, terrorism, war, strikes or other labor disputes, fire, flood, failure or delay of transportation, default by suppliers or unavailability of raw materials, governmental acts or restrictions or any other reason which is beyond the control of the respective Party. The Party affected by force majeure shall provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use Commercially Reasonable Efforts to overcome the difficulties created thereby and to resume performance of its obligations hereunder as soon as practicable.

8.7        No Trademark Rights. No right, express or implied, is granted by this Agreement to a Party to use in any manner the name or any other trade name or trademark of the other Party in connection with the performance of this Agreement or otherwise.

8.8        Entire Agreement of the Parties; Amendments. This Agreement and the schedules and exhibits hereto constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersede any and all prior negotiations, correspondence, representations, assurances, promises, understandings and agreements between the Parties, whether oral or written, regarding such subject matter. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in a writing referencing this Agreement and signed by a duly authorized officer of each Party.

8.9        Captions. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

8.10        Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with English law, excluding application of any conflict of laws principles that would require application of the Law of any other jurisdiction. The courts of England are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement. Any proceedings, suit or action arising out of or in connection with this Agreement (“Proceedings”) shall therefore be brought in the English courts. Each Party agrees that this jurisdiction agreement is irrevocable and that it is for the benefit of the other Party. Each Party irrevocably waives (and irrevocably agrees not to raise) any objection, on the ground of forum non conveniens or on any other ground, to the taking of Proceedings in the English courts. Each Party also irrevocably agrees that a judgment against it in Proceedings brought in the English courts shall (provided there is no appeal pending or open) be conclusive and binding upon it and may be enforced in any other jurisdiction.

8.11        Notices and Deliveries. Any notice, request, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by facsimile (receipt verified) or by express courier service (signature required) to the Party to which it is directed at its address or facsimile number shown below or such other address or facsimile number as such Party shall have last given by notice to the other Party.

If to Merck, addressed to:

Merck KGaA

Frankfurter Strasse 250

64293 Darmstadt, Germany

Attn: Merck Serono Legal Department

Facsimile: 49-6151-72-2373

If to Idera, addressed to:

Idera Pharmaceuticals, Inc.

167 Sidney Street

Cambridge, MA 02139

Attention: Chief Executive Officer

Facsimile: (617) 679-5592

With a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attention: David E. Redlick, Esq.

Facsimile: (617) 526-5000

8.12        Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

8.13        Rights Of Third Parties. The Parties to this Agreement do not intend that any term of this Agreement shall be enforceable by virtue of the Contract (Rights of Third Parties) Act 1999 or otherwise by any Person who is not a Party to this Agreement.

8.14        Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one that in its economic effect is most consistent with the invalid or unenforceable provision.

8.15        Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A facsimile copy of this Agreement, including the signature pages, will be deemed an original.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the Effective Date, each copy of which shall for all purposes be deemed to be an original.

IDERA PHARMACEUTICALS, INC.		MERCK KGaA

By	/s/ Sudhir Agrawal	By	/s/ Dr. Jörn-Peter Halle
Name:	Sudhir Agrawal	Name:	Dr. Jörn-Peter Halle
Title:	President and CEO	Title:	Vice President, Head Global Product Unit Oncology

i.V.

By		By	/s/ Dr. Simone Heitz
Name:		Name:	Dr. Simone Heitz
Title:		Title:	Corporate Counsel

Schedule 1.6

Merck Intellectual Property Rights

•	Know-how with regard to the formulation and manufacture of the Licensed Product that was generated by Merck under the License Agreement (API Development Report from Avecia); and

•	Trademark IMOxine.

Schedule 1.5 Merck Activities and Idera Activities

Assignment of activities to Idera for EMR200068-006

Task List		Merck	Idera
Activities for main (primary) study report
Project Management Activities : ICON supervision		[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
Site Management			[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
Newsletters			[**]
	[**]	[**]	[**]

Interaction with HA - FDA (ROW fully outsourced to ICON)
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
Study documents
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]

Medical Management
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]

Safety activities
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]

Data Management
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]

Biostatistics
	[**]	[**]	[**]
	[**]	[**]	[**]

	[**]	[**]	[**]
	[**]	[**]	[**]

Medical Writing
	[**]	[**]	[**]
	[**]	[**]	[**]
[**]

After cut off date [**]/ activities linked to patients remaining in the study

Project Management Activities ICON supervision		[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]

	[**]	[**]	[**]
	[**]	[**]	[**]
Interaction with HA - FDA (ROW fully outsourced to ICON)
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
TMF
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
Medical Management		[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
Safety activities		[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
Data management		[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
Medical Writing		[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]

[**]

Schedule 3.4: Transfer Plan IMO-2055 to Idera

Data / documents	Transfer Timelines
Clinical studies
Study -005 (randomized, Phase I study of PK, PD and safety of IMO-2055 in healthy subjects)
[**]	[**]
[**]	[**]
[**]	[**]

Study -200 (Phase Ib or erlotinib plus bevacizumab and IMO-2055 in patients with NSCLC who have progressed following initaial chemotherapy)
[**]	[**]
[**]	[**]
[**]	[**]

Study -007 (Phase Ib of EMD 1201081 in combination with 5-FU/cisplatin and cetuximab in 1st line subjects with r/m SCCHN)
[**]	[**]
[**]	[**]

Study -210 (Phase Ib of FOLFIRI plus cetuximab plus IMO-2055 in patients with CRC who have progressed following chemotherapy)
[**]	[**]
[**]	[**]

Study -006 (Phase II randomized controlled trial exlporing efficacy of EMD 1201081 in combination with cetuximab in 2nd L cetuximab-naive subjects with r/m SCCHN)

[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

Investigator Brochure (Merck Serono updates)
[**]	[**]
[**]	[**]
FDA/EMA/Competent Authorities
[**]	[**]
[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]
General and Safety Pharmacology
[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]
[**]	[**]

[**]	[**]
Toxicology
[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]
Drug Metabolism and Pharmacokinetics
[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]
Biomarker
[**]	[**]
[**]	[**]
Pharmacology
[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]
Drug Substance
[**]	[**]

[**]	[**]
Drug Product
[**]	[**]
[**]	[**]

[**]	[**]
All records recently received from Idera (unless local destruction has been agreed)	following formal termination of LA

CONFIDENTIAL / DRAFT – FOR DISCUSSION PURPOSES ONLY!

Schedule 4

Inventory of EMD1201081 (IMO-2055) at Merck, status November 10, 2011

Drug Product

Batch No.	Amount (vials)	Costs/vial (fully loaded)	Manufacturing date	Re-test date	Comment
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
Drug Substance / API
Batch No.	Amount (g)	Costs/g	Manufacturing date	Release status	Comment
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]

22

CONFIDENTIAL / DRAFT – FOR DISCUSSION PURPOSES ONLY!

Schedule 6.2

Press Release

Idera Pharmaceuticals Regains Global Rights to IMO-2055 in Oncology from Merck KGaA

- Phase 2 Data Anticipated in Second Quarter of 2012-

CAMBRIDGE, Mass. Nov. XX, 2011. Idera Pharmaceuticals, Inc. (NASDAQ: IDRA) today announced that it has regained global rights to IMO-2055, an agonist of Toll-like Receptor (TLR) 9, as part of an agreed-upon termination of its oncology collaboration with Merck KGaA. During the collaboration, Merck KGaA, Darmstadt, Germany, conducted Phase 1 trials of IMO-2055 in several cancer indications and has an ongoing randomized Phase 2 trial of IMO-2055 in combination with Erbitux® in patients with squamous cell cancer of the head and neck (SCCHN). As previously announced, in July 2011 Merck had informed Idera that it would not continue clinical development of IMO-2055 beyond completing the ongoing Phase 2 trial in SCCHN.

“We believe the potential of IMO-2055 immunotherapy is in combination with targeted anti-cancer agents. Under our termination agreement with Merck KGaA, Merck KGaA will continue to conduct the ongoing Phase 2 trial in patients with SCCHN and Idera will have rights to the data, as well as to the data from Phase 1 trials conducted in other cancer indications. We believe that regaining our rights to IMO-2055, as well as the rights to the clinical data, will provide us greater flexibility and control in the clinical development of IMO-2055 and the opportunity to pursue new business collaborations,” commented Sudhir Agrawal, D Phil, Chairman and Chief Executive Officer of Idera. “We appreciate the efforts made by the Merck KGaA team members in significantly advancing this program.”

Idera expects data from the following clinical trials with IMO-2055 clinical to be available in the near-term:

•	A Phase 1b clinical trial of IMO-2055 in combination with Tarceva® and Avastin® in patients with advanced non-small cell lung cancer (NSCLC).

•	The NSCLC Phase 1b clinical trial evaluated four dose levels of IMO-2055 in combination with Tarceva® and Avastin®. Thirty-six patients have been recruited in this trial and data analysis is ongoing.

•	A Phase 1b clinical trial of IMO-2055 in combination with Erbitux® and FOLFIRI (5-fluorouracil/leucovorin/irinotecan) in patients with metastatic colorectal cancer (CRC).

•	The CRC Phase 1b clinical trial evaluated three dose levels of IMO-2055 in combination with Erbitux® and FOLFIRI. Twenty-two patients have been recruited and data analysis is ongoing.

•	A randomized Phase 2 clinical trial of IMO-2055 in combination with Erbitux® versus Erbitux alone as a second-line treatment in patients with recurrent and/or metastatic SCCHN.

•

The design of the Phase 2 study provides for the enrollment of 104 patients, 52 in each of the two arms. Crossover of patients from Erbitux alone to IMO-2055 in combination with Erbitux is permitted under specified circumstances. The primary endpoint of the trial is progression-free survival. This study is fully enrolled and patient treatment and follow-up are ongoing.

23

CONFIDENTIAL / DRAFT – FOR DISCUSSION PURPOSES ONLY!

Merck KGaA has conducted additional clinical trials of IMO-2055 including:

•

A Phase 1 trial of IMO-2055 in combination with Erbitux, cisplatin, and 5-fluorouracil for the first-line treatment of SCCHN. In this trial, treatment with IMO-2055 plus cisplatin/5-fluorouracil and Erbitux was associated with increased neutropenia and electrolyte imbalances as compared to a clinical trial of cisplatin/5-fluorouracil and Erbitux (Vermorken J, et al. NEJM 2008; 359:1116). This study was terminated by Merck KGaA.

•	A Phase 1 trial in healthy subjects to evaluate safety and dose-dependent pharmacokinetics and pharmacodynamics of IMO-2055 after three weekly doses by subcutaneous or intravenous administration.

Idera Pharmaceuticals entered into its worldwide licensing and collaboration agreement with Merck KGaA, Darmstadt, Germany in December 2007 for the research, development and commercialization of Idera’s Toll-like Receptor 9 (TLR9) agonists, including IMO-2055, for the potential treatment of certain cancers, excluding cancer vaccines. As part of the agreement between Idera and Merck KGaA as to the termination of the collaboration, Idera has regained all rights for developing TLR9 agonists for the treatment of cancer, including all rights to IMO-2055 and any follow-on TLR9 agonists, and rights to data created under and during the collaboration. Merck KGaA has decided to complete the ongoing Phase 2 trial of IMO-2055 in SCCHN. Idera has agreed to reimburse approximately €1.8 million of Merck KGaA’s expenses during the course of the ongoing Phase 2 trial, which the Company expects to pay over the course of approximately twelve months starting in March 2012. Idera has also agreed to pay to Merck KGaA milestone payments of €1 million each upon entering into any future partnership for IMO-2055, upon initiating the next clinical trial of IMO-2055 that is a Phase 2 or Phase 3 clinical trial, and upon the regulatory submission of IMO-2055 in any country.

About Idera Pharmaceuticals, Inc.

Idera Pharmaceuticals applies its proprietary Toll-like Receptor (TLR) drug discovery platform to create immunomodulatory drug candidates. The Company’s TLR-targeted candidates are being developed to treat autoimmune and inflammatory diseases, cancer, and for use as vaccine adjuvants. Additionally, the Company is advancing its gene-silencing oligonucleotide (GSO) technology for the purpose of inhibiting the expression of disease-promoting genes. For more information, visit http://www.iderapharma.com.

Idera Forward Looking Statements

This press release contains forward-looking statements concerning Idera Pharmaceuticals, Inc. that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “estimates,” “intends,” “should,” “could,” “will,” “may,” and similar expressions are intended to

24

CONFIDENTIAL / DRAFT – FOR DISCUSSION PURPOSES ONLY!

identify forward-looking statements. There are a number of important factors that could cause Idera’s actual results to differ materially from those indicated by such forward-looking statements, including whether products based on Idera’s technology will advance into or through the clinical trial process on a timely basis or at all and receive approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies; whether, if the Company’s products receive approval, they will be successfully distributed and marketed; whether the Company’s collaborations will be successful; whether Idera’s cash resources will be sufficient to fund the Company’s operations; and such other important factors as are set forth under the caption “Risk Factors” in Idera’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 which important factors are incorporated herein by reference. Idera disclaims any intention or obligation to update any forward-looking statements.

SOURCE: Idera Pharmaceuticals, Inc.

Idera Pharmaceuticals, Inc.

Lou Arcudi, 617-679-5517

larcudi@iderapharma.com

or

MacDougall Biomedical Communications

Chris Erdman, 781-235-3060

cerdman@macbiocom.com

25